SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES
                                    PURCHASED        AVERAGE
                    DATE            SOLD(-)          PRICE(2)

 COMMON STOCK-KATY INDUSTRIES

 THE GABELLI PERFORMANCE PARTNERSHIP

                    1/03/96            1,500-           10.2500


GABELLI FUNDS, INC.
          THE GABELLI ABC FUND
                    1/15/96            2,000-           11.1996


GAMCO INVESTORS, INC.
                    1/19/96            1,300-           11.2500
                    1/15/96            1,500-           11.0000
                    1/15/96            8,400-           11.2500
                    1/12/96           10,000-           11.0000
                    1/12/96            2,000-           11.1250
                    1/11/96            2,500              *DI
                    1/11/96           10,000-           11.1250
                    1/11/96            2,300-           11.2500
                    1/10/96           12,000-           10.8750
                    1/05/96            2,500-           10.6250
                    1/03/96              500-           10.6250
                   12/27/95            6,000-            9.5000


GABELLI ASSOCIATES FUND
                    1/19/96           20,000-           11.2500
                    1/11/96           10,000-           11.1250
                    1/09/96            2,500-           11.1250
                    1/08/96            4,500-           11.2222
                   12/26/95            2,800-            9.5000



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.


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